Exhibit 23.1



                                  March 9, 1999



Georgia Power Company
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia 30308-3374

Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of Georgia Power Company (the "Company") dated March 3, 1999, relating to $100,000,000 aggregate principal amount of Series D 6 5/8% Senior Notes due March 31, 2039, and to the filing hereof with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated March 3, 1999.

                                                     /s/ Troutman Sanders LLP
                                                     Very truly yours,